UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

NEUMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41802	84-4367680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(857) 760-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e)

Leadership Changes

On February 13, 2025, Neumora Therapeutics, Inc. (the “Company” or “Neumora”) announced that, effective February 14, 2025, Paul L. Berns, the Company’s Co-Founder and Executive Chairman of its Board of Directors (the “Board”), will transition to the roles of Chief Executive Officer and Chairman of the Board, and Henry Gosebruch will depart the Company and no longer serve as President, Chief Executive Officer or a member of the Board. In addition, effective February 14, 2025, Joshua Pinto, Ph.D. will transition from the role of Chief Financial Officer to President, Bill Aurora, Pharm.D. will transition from the role of Chief Strategy Officer to Chief Operating and Development Officer, Michael Milligan will serve as Chief Financial Officer in addition to his current role as principal accounting officer, Jason Duncan will serve as Chief Legal and Administrative Officer, Carol Suh will transition from the role of Chief Operating Officer to Chief Strategy Officer, and Kaya Pai Panandiker will depart the Company and no longer serve as Chief Commercial Officer.

Pursuant to an Executive Employment Agreement entered into between the Company and Dr. Pinto (the “Pinto Employment Agreement”), in connection with his promotion to President, Dr. Pinto’s annual base salary was increased to $645,000, and he will be eligible for an annual bonus with a target amount equal to 60% of his annual base salary. Dr. Pinto will be paid a one-time signing bonus of $970,000 that generally is subject to clawback in the event he terminates employment prior to August 13, 2026. In addition, on February 13, 2025, the Board granted Dr. Pinto an option to purchase 3,000,000 shares of Company common stock (the “Pinto Option”) under the Company’s 2023 Incentive Award Plan (the “Plan”) that vests and becomes exercisable over four years, with 25% of the shares subject to the Pinto Option vesting on February 13, 2026 and 1/48th of the shares subject to the Pinto Option vesting on each monthly anniversary thereafter, subject to Dr. Pinto’s continued service with the Company through the applicable vesting date.

Pursuant to an Executive Employment Agreement entered into between the Company and Mr. Milligan (the “Milligan Employment Agreement”), in connection with his promotion to Chief Financial Officer, Mr. Milligan’s annual base salary was increased to $450,000, and he will be eligible for an annual bonus with a target amount equal to 40% of his annual base salary.

Pursuant to an Executive Employment Agreement entered into between the Company and Dr. Aurora (together with the Pinto Employment agreement and Milligan Employment Agreement, the “Employment Agreements”), in connection with his promotion to Chief Operating and Development Officer, Dr. Aurora’s annual base salary was increased to $545,000, and he will be eligible for an annual bonus with a target amount equal to 50% of his annual base salary. Dr. Aurora will be paid a one-time signing bonus of $860,000 that generally is subject to clawback in the event he terminates employment prior to August 13, 2026. In addition, on February 13, 2025, the Board granted Dr. Aurora an option to purchase 1,000,000 shares of Company common stock (the “Aurora Option”) under the Plan that vests and becomes exercisable over four years, with 25% of the shares subject to the Aurora Option vesting on February 13, 2026 and 1/48th of the shares subject to the Aurora Option vesting on each monthly anniversary thereafter, subject to Dr. Aurora’s continued service with the Company through the applicable vesting date.

Mr. Berns, age 58, is the Co-Founder of Neumora and has served as Executive Chairman of the Company since July 2023, prior to which he served as the Company’s Chief Executive Officer from November 2019 to July 2023. Mr. Berns is currently a managing director of ARCH Venture Partners where he joined as a Venture Partner in August 2018. Previously, Mr. Berns served as President, Chief Executive Officer and Chairman of the board of directors at Anacor Pharmaceuticals, a biopharmaceutical company, which was acquired by Pfizer in 2016. Mr. Berns also served as President and Chief Executive Officer of Allos Therapeutics, a biopharmaceutical company, when it was acquired by Spectrum Pharmaceuticals and was President and Chief Executive Officer of Bone Care International, a specialty pharmaceutical company, when it was acquired by Genzyme Corporation. Additionally, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, and he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll when it was acquired by Abbott Laboratories in 2001. Earlier in his career, Mr. Berns held various positions, including senior management roles, at Bristol Myers

Squibb. Mr. Berns is a board member of the publicly held companies Metsera, Inc., where is also a Co-Founder, and UNITY Biotechnology, as well as various private companies. Mr. Berns previously served on the boards of EQRX, Jazz Pharmaceuticals, MC2 Therapeutics, Menlo Therapeutics, Anacor Pharmaceuticals, XenoPort, Allos Therapeutics and Bone Care International.

Dr. Pinto, age 41, served as the Company’s Chief Financial Officer since June 2021. Prior to that, Dr. Pinto held roles of increasing responsibility at Credit Suisse, a public financial services company, from April 2015 to June 2021, most recently serving as director of healthcare investment banking from January 2019 to June 2021. Dr. Pinto worked for Piper Jaffray, a financial services company, as an associate in healthcare banking from 2014 to 2015. Before that, he worked in global external R&D at Eli Lilly, a public pharmaceutical company, from 2013 to 2014. Dr. Pinto currently serves as a member of the board and Audit Committee Chair of Metsera, Inc., a publicly held biopharmaceutical company.

Dr. Aurora, age 57, served as the Company’s Chief Strategy Officer since September 2023. He held prior roles that include Chief Development Officer and Chief External Affairs Officer since joining the Company in August 2021. From July 2016 to June 2021, Dr. Aurora served as the chief scientific affairs officer of Dermira, Inc., which was acquired by Eli Lilly in 2020. Previously, he held vice president roles in medical affairs at Neurocrine Biosciences from May 2015 to July 2016 and global scientific affairs at Merck Research Laboratories from September 2014 to April 2015 and Amgen from July 2002 to September 2014.

Mr. Milligan, age 53, served as the Company’s Senior Vice President, Finance and principal accounting officer since January 2022. Prior to that, Mr. Milligan served as the Vice President Finance for Y-mAbs Therapeutics, Inc., a biopharmaceutical company, from August 2018 to December 2021 and as the Vice President Finance & Controller at Acorda Therapeutics, Inc., a biotechnology company, from December 2016 to July 2018. Mr. Milligan also previously served as the Chief Financial Officer of New Haven Pharmaceuticals, Inc., a pharmaceutical company, from November 2014 to November 2016 and the Vice President and Chief Accounting Officer of Shinonogi Inc., a pharmaceutical company, from October 2008 to November 2014.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Employment Agreements supersede and replace the existing Executive Employment Agreements between the Company and each of Dr. Pinto, Mr. Milligan and Dr. Aurora. Mr. Berns is party to an Executive Chairman Agreement with the Company, and each of Mr. Duncan and Ms. Suh is party to an Executive Employment Agreement with the Company, which were filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed on August 25, 2023, and Exhibits 10.22 and 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 7, 2024, respectively. Each of Dr. Pinto, Mr. Berns, Mr. Milligan, Dr. Aurora, Mr. Duncan and Ms. Suh is party to an indemnification agreement with the Company, the form of which was filed as Exhibit 10.11 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on September 11, 2023.

Option Repricing

Effective February 13, 2025, subject to and contingent on the approval by the Company’s stockholders, the Board approved an option repricing (the “Repricing”) of the outstanding stock options held by members of the Board, certain employees and other service providers, including the Company’s named executive officers and excluding Mr. Gosebruch; provided that if the requisite approval of the Company’s stockholders is not obtained, the Repricing will be void and the terms of each repriced option shall continue to be subject to its original terms and conditions, including, without limitation, the per share exercise price.

Subject to stockholder approval, the exercise price of each outstanding stock option under the Company’s 2023 Incentive Award Plan and the Company’s 2020 Equity Incentive Plan with an exercise price per share greater than the closing trading price of a share of the Company’s common stock on the Nasdaq Stock Market on February 13, 2025 (the “Closing Price”) held by those service providers eligible for the Repricing was repriced such that in the event the eligible service provider remains in service to the Company, a repriced option is exercised on or after August 13, 2026 and stockholders approve the Repricing, the exercise price payable by the eligible service provider will equal the Closing Price. Eligible service providers must pay the original exercise price if stockholders fail to approve the

Repricing, the eligible service provider terminates service prior to August 13, 2026 or an option is exercised prior to August 13, 2026. The Board approved the Repricing in order to restore the incentive for service providers to remain with the Company and to exert their maximum efforts on behalf of the Company without incurring the dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. Except for the reduction in the exercise prices of the repriced options as described above, the repriced options retain their existing terms.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated February 13, 2025, announcing the leadership changes described above is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: February 13, 2025	By:	/s/ Jason Duncan
Jason Duncan
Chief Legal Officer